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                                  [LETTERHEAD]



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nash Finch Company and subsidiaries of our report dated February 19, 1997, included in the 1996 Annual Report to Shareholders of Nash Finch Company and subsidiaries.

Our audits also included the financial statement schedule of Nash Finch Company and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 33-64313 and Registration Statement Number 33-54478 on Form S-8 of Nash Finch Company and subsidiaries and in the related Prospectuses of our report dated February 19, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Nash Finch Company and subsidiaries.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 28, 1997